Exhibit 4.1.11

             AMENDMENT NO. 9 TO CREDIT AGREEMENT AND CONSENT TO MERGER
                             (1999 Credit Agreement)

         This AMENDMENT NO. 9 TO CREDIT AGREEMENT AND CONSENT, effective as of December 31, 2002 (this "Consent"), is entered into by GENTLE DENTAL SERVICE CORPORATION, a Washington corporation ("Dental Service"), GENTLE DENTAL MANAGEMENT, INC., a Delaware corporation ("Dental Management") (Dental Service and Dental Management, each a "Borrower" and collectively, the "Borrowers"), the Guarantors (as hereinafter defined) and the Lenders (as hereinafter defined). Reference is hereby made to that certain AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 15, 1999 (as heretofore amended and as may be further amended, modified or supplemented from time to time the "Credit Agreement"), among Dental Service, Dental Management, the Guarantors named therein, the financial institutions from time to time party thereto (collectively, the "Lenders"), BNY ASSET SOLUTIONS LLC (as successor administrative agent to Union Bank of California, N.A.), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and JPMORGAN CHASE BANK, formerly known as THE CHASE MANHATTAN BANK, as syndication agent for the Lenders (in such capacity, the "Syndication Agent").

         WHEREAS, Dental Management is planning to merge with and into Dental Service with Dental Service being the surviving entity (the "Merger");

         WHEREAS, in connection with the Merger, Dental Service will change its name to Interdent Service Corporation (the "Name Change");

         WHEREAS, the Borrowers have requested that the Lenders consent to the Merger and the Name Change;

         WHEREAS, the Borrowers have requested, and the Lenders have agreed, to amend the Credit Agreement to reflect the Merger and the Name Change;

         WHEREAS, the Borrowers have requested that the Lenders consent to the Borrowers' maintaining their primary deposit accounts with Wells Fargo Bank, N.A. ("Wells Fargo"), a financial institution that is not the Administrative Agent, subject to one or more blocked account agreements or other arrangements satisfactory in form and substance to the Administrative Agent.

         NOW, THEREFORE, the Borrowers, the Guarantors, the Lenders, the Syndication Agent and the Administrative Agent hereby agree as follows:

SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Credit Agreement.

SECTION 2.        CONSENT.
                  -------

2.1 Merger and Name Change. Subject to the terms and conditions set forth herein and notwithstanding Sections 6.01, 7.05, 7.17 and 7.18 of the Credit Agreement, the Lenders hereby consent to the Merger and the Name Change and to the amendment of any Loan Document (in addition to the amendment of the Credit Agreement set forth hereunder) to evidence such Merger and Name Change, provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of the Merger or shall result from the consummation of the Merger, (ii) the Merger results in the all of the assets of Dental Management being assumed by Dental Service, (iii) the Merger results in all obligations and liabilities of Dental Management under the Credit Agreement, the Loan Documents and any other agreements related to the foregoing being assumed by Dental Service, (iv) all consents and/or waivers required under any Subordinated Indebtedness to effectuate the Merger and the Name Change, in form and substance satisfactory to Administrative Agent, shall have been obtained with copies of the same delivered to Administrative Agent and (v) Dental Service shall have delivered to the Administrative Agent an officer's certificate, from an officer of Dental Service, certifying (a) that (1) the conditions in the foregoing clauses (i) through (iv) have been satisfied and (2) upon consummation of the Merger, the security interest of the Administrative Agent (for the ratable benefit of Lenders) in the assets of Dental Management transferred to Dental Service are the subject of an effective financing statement in favor of the Administrative Agent and (b) a pro forma balance sheet for Dental Service giving effect to the Merger. Upon delivery of evidence that the Merger has become effective under the laws of the States of Delaware and Washington in form and substance satisfactory to the Administrative Agent and upon satisfaction of the provisions of the foregoing sentence, Dental Management shall cease to be a Borrower under the Credit Agreement. Notwithstanding the foregoing, the security interest of the Administrative Agent (for the ratable benefit of the Lenders) in the assets of Dental Management transferred to Dental Service pursuant to the Merger shall continue.

2.2 Expiration of Consent to Merger. The consent contained in Section 2.1 terminates and is without further force or effect if the Merger is not completed by January 31, 2003.

2.3 Consent to Change in Primary Cash Management Bank. Notwithstanding the provisions of Section 6.15 of the Credit Agreement, the Lenders hereby consent to the establishment and maintenance by the Borrowers and their subsidiaries of primary deposit accounts with Wells Fargo Bank, N.A., provided that, prior to the establishment of any such account, the Borrowers, Wells Fargo and the Administrative Agent (including any successor to the Administrative Agent) shall enter into a blocked account agreement or other similar arrangement satisfactory in form and substance to Administrative Agent.

2.4      Limitation of Consent. The consents set forth in Section 2.1 and
         Section 2.2 shall be limited precisely as written and is provided solely with respect to the Merger and the establishment of primary deposit accounts with Wells Fargo Bank, N.A. Nothing in this Consent shall be deemed to constitute a consent to (i) any other merger of any other entities other than pursuant to the Merger as specified in
         Section 2.1, (ii) any other establishment of deposit accounts not in accordance with Section 6.15 or Section 6.24 or (ii) a consent to noncompliance with any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein.

SECTION 3. CONDITIONS PRECEDENT. This Consent shall become effective upon (i) the execution and delivery of counterparts hereof by the Borrowers, the Guarantors, each Lender and each of the Agents to the Administrative Agent, (ii) the execution and delivery of counterparts of the Amendment No. 6 to Credit Agreement and Consent to Merger (2000 Credit Agreement), dated of even date herewith, by the Borrowers, the Guarantors, each Lender (as that term is defined in the 2000 Credit Agreement) and each of the agents under the 2000 Credit Agreement to the Administrative Agent under the 2000 Credit Agreement, (iii) an amendment fee of $75,000 shall have been paid to Administrative Agent for the ratable benefit of the Lenders under the Credit Agreement and the Lenders under the 2000 Credit Agreement and (iv) receipt by the Administrative Agent and O'Melveny & Myers LLP of definitive, executed copies of all agreements and other documents relating to the Merger and the amendment to the Articles of Incorporation of Dental Service effectuating the Name Change, certified in each case as true and correct by an officer of Dental Service, in form and substance satisfactory to the Administrative Agent and O'Melveny & Myers LLP.

SECTION 4. AMENDMENT OF CREDIT AGREEMENT. The Credit Agreement is hereby amended, effective upon the effective date of the Merger, as follows:

4.1 The preamble of the Credit Agreement is hereby amended by deleting the phrases "(`Dental Service')" and "(`Dental Management'; Dental Service and Dental Management, each a "Borrower" and collectively, the `Borrowers')."

4.2 The definition of "Borrowers" is hereby deleted in its entirety and replaced with the following:

         "'Borrowers' shall mean Dental Service. Any reference to "the Borrowers", "any Borrower", "each Borrower", "a Borrower" or any similar such reference shall be deemed to be a reference to Dental Service."

4.3 The definition of "Dental Management" is hereby deleted in its entirety and replaced with the following:

         "'Dental Management' shall mean, prior to the Merger, Gentle Dental Management, Inc., a Delaware corporation, and, upon the occurrence of the Merger, Dental Service."

4.4 The definition of "Dental Service" is hereby deleted in its entirety and replaced with the following:

         "'Dental Service' shall mean, prior to the Merger, Gentle Dental Service Corporation, a Washington corporation, and, upon the occurrence of the Merger, Interdent Service Corporation, a Washington corporation."

4.5 The following definition is hereby added to the Credit Agreement between the definition of "Material Adverse Effect" and "Multiemployer Plan":

         "'Merger' means the merger of Dental Management with and into Dental Service."

         4.6 Schedule 4.24 to the Credit Agreement is amended by deleting it in its entirety and substituting therefor Schedule 4.24 attached hereto.

SECTION 5. CONFIRMATION OF LOAN DOCUMENTS. Each Loan Party, by its execution and delivery of this Consent, irrevocably and unconditionally confirms in favor of the Administrative Agent that each Loan Document to which such Loan Party is a party shall continue in full force and effect in accordance with its terms and is and shall continue to be applicable to all of the Obligations.

SECTION 6.        MISCELLANEOUS.
                  -------------

6.1 In order to induce the Lenders to enter into this Consent, each Borrower and each Guarantor, by its execution of a counterpart of this Consent, reaffirm and restate the representations and warranties set forth in Article IV of the Credit Agreement, after giving effect to the transactions contemplated herein, and all such representations and warranties shall be true and correct in all material respects on and as of the date hereof (except insofar as such representations and warranties relate expressly to an earlier date). To further induce the Lenders to enter into this Consent, each Borrower and each Guarantor, by its execution of a counterpart of this Consent, represent and warrant (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent that:

(a) It has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Consent and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Consent and the transactions contemplated hereby;

(b) No consent of any other person (including, without limitation, stockholders or creditors of any Borrower or any Guarantor), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Consent;

(c) This Consent has been duly executed and delivered on behalf of each Borrower and each Guarantor by a duly authorized officer, and constitutes a legal, valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d) The execution, delivery and performance of this Consent will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Borrower or any Guarantor; and

(e) After giving effect to the transactions contemplated herein, there exists no Default or Event of Default

6.2 Except as herein expressly amended, the Credit Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms, including, without limitation, the provisions set forth in Section 11.04 of the Credit Agreement.

6.3 All references to the Credit Agreement contained in the Credit Agreement and the other Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean the Credit Agreement, as may in the future be amended, restated, supplemented or modified from time to time.

6.4 This Consent may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

6.5 Delivery of an executed counterpart of a signature page to this Consent by telecopier shall be effective as delivery of a manually executed counterpart of this Consent, provided however that the foregoing does not excuse the duty of each party to deliver a manually executed counterpart of a signature page to this Consent.

6.6 THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OR CONFLICT OF LAW PRINCIPLES THEREOF.

6.7 The parties hereto shall, at any time and from time to time following the execution of this Consent, execute and deliver all such further instruments, including amendments to other Loan Documents, and take all such further actions as may be reasonably necessary or appropriate in order to carry out the provisions of this Consent.

         IN WITNESS WHEREOF, the Borrowers, Guarantors, the Administrative Agent, the Syndication Agent and the Lenders have caused this Consent to be duly executed by their respective authorized officers as of the day and year first above written.

                                GENTLE DENTAL SERVICE CORPORATION, as a Borrower


                                 By:      /s/ ROBERT HILL
                                          ---------------
                                 Name:  Robert Hill
                                 Title:   President
                                 GENTLE DENTAL MANAGEMENT, INC., as a Borrower


                                 By:      /s/ ROBERT HILL
                                          ---------------
                                 Name:  Robert Hill
                                 Title:   President
                                 INTERDENT, INC., as a Guarantor




 By:      /s/ ROBERT HILL
          ---------------
 Name:  Robert Hill
 Title:   Vice President - Finance



Lenders and Agents:
           BNY ASSET SOLUTIONS LLC, as Administrative Agent
           By:      /s/ MICHAEL COCANOUGHER
                    -----------------------
           Name:  Michael F. Cocanougher
           Title:    Managing Director

           JPMORGAN CHASE BANK, formerly known as THE CHASE MANHATTAN BANK, as Syndication Agent and as a Lender
           By:      /s/ ERIC GROBERG
                    ----------------
           Name:  Eric Groberg
           Title:   Vice President
           U.S. BANK NATIONAL ASSOCIATION, as a Lender
           By:     /s/ DANIEL J. FALSTAD
                   ---------------------
           Name: Daniel J. Falstad
           Title:   Vice President
           FLEET CAPITAL CORPORATION, as a Lender
           By:     /s/ NANCY FOUTE
                   ---------------
           Name: Nancy Foute
           Title:   Vice President
           B IV CAPITAL PARTNERS, L.P.
           By: GP Capital IV, LLC, its General Partner
           By: DDJ Capital Management, LLC, Manager, as a Lender
           By:      /s/ DAVID J. BREAZZANO
                    ----------------------
           Name:  David J. Breazzano
           Title:    Member

           B III-A CAPITAL PARTNERS, L.P.
           By: GP III-A, LLC, its General Partner
           By: DDJ Capital Management, LLC, Manager, as a Lender
           By:      /s/ DAVID J. BREAZZANO
                    ----------------------
           Name:  David J. Breazzano
           Title:    Member

           STATE STREET BANK & TRUST, solely in its capacity as Custodian for General Motors Employees Global Group Pension Trust as directed by DDJ Capital Management, LLC, and not in its individual capacity, as a Lender
           By:      /s/ ANDREW STOEL
                    ----------------
           Name:  Andrew Stoel
           Title:   AVP
           PLEASANT STREET INVESTORS, LLC, as a Lender
           By:     /s/ STEVEN HARTMAN
                   ------------------
           Name: Steven Hartman
           Title: